Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of April 2020 (“Effective Date”), by and between Inspired Builders, Inc., a Nevada corporation (the “Company”), Custodian Ventures LLC, a Wyoming limited liability company (the “Seller”), and U Green Enterprise (the “Buyer”). The Buyer and Seller may hereinafter be referred independently as “Party” or collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Seller desires to sell 956,440 restricted common stock shares of the Company, $.001 par value per share (the “Shares”);

WHEREAS, the Shares represent approximately 94.6% of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company;

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, 100% of the Shares owned by the Seller on the terms, and subject to the conditions, set forth in this Agreement;

WHEREAS, Buyer will purchase the Shares free and clear of all liens, encumbrances, and claims, in return for the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.       Sale and Transfer of the Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Seller shall sell, convey, and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Shares for the Purchase Price specified in Section 2 below, free and clear of all encumbrances.

2.       Purchase Price. In exchange for the Shares, the Buyer shall pay $157,640.00 USD to the Seller upon execution of this Agreement. The Parties will each pay their own respective expenses (including fees and expenses of legal counsel, brokers, or other representatives or consultants) in connection with the transaction contemplated hereby (whether consummated or not).

(a)        Additional Consideration.

(i) Consulting Agreement. Concurrent with the Closing, the Company shall enter into a Consulting Agreement with Seller, pursuant to which Seller shall provide post-closing transitional services to the Company for a period of 60 days following the Closing and Seller shall receive an aggregate Twenty Five Thousand dollars ($25,000), payable on the 20th day following the Closing (the “Consulting Agreement”), a form of such agreement in substantial form is attached hereto as Exhibit A and incorporated by reference herein; and

(ii) The promissory note in amount of $67,360 (the “Note”) duly executed by Company and Seller for repayment of all debts outstanding and owed to Seller as of the Closing which shall bear no interest and shall have a maturity date that is the day of the Closing, shall be repaid simultaneously with the Closing; a form of such note is attached hereto as Exhibit B and incorporated herein by reference.

3.       Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on April 30th, 2020, unless extended by mutual consent of the parties hereto. At the Closing, the Seller shall deliver to the Buyer one or more stock certificates or book entry transfer confirmation from the Company’s transfer agent representing the Shares to be transferred hereunder in accordance with instructions provided by Buyer at Closing. The Closing will take place via an electronic medium in which separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, will first be delivered by a facsimile or electronic mail exchange of signature pages, with originals to follow by reputable overnight courier addressed to each party’s counsel or designated representative, unless the Parties waive the need for such original signatures.

(a) Closing Deliverables to Buyer. At the Closing, Seller shall deliver to Buyer the following:

(i)                 At Closing Seller shall surrender to the Buyer, all right, title, and interest in and to the Shares held by Seller. The Buyers shall have possession of the Company as of the close of business on the Closing Date and at Closing Seller shall appoint Buyer, as the lawful attorney-in-fact of such Seller, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to effect the transfer of such Shares to the Buyer on the books and records of the Company.

(ii)               The Consulting Agreement duly executed by Parties

(iii)             The Note in amount of $67,360 duly executed by Company and Seller for repayment of all debts outstanding and owed to Seller.

(iv)              The resignation by David Lazar as officer and director of the Company;

(v)                The appointment of Edward Somuah as Officer and Director

(vi)              Such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) Closing Deliverables to Seller. At the Closing, Buyer shall deliver to Seller the following:

(i)                 The Purchase Price, pursuant to Section 2;

(ii)               A duly executed Note and Consulting Agreement.

(iii)             all consents, authorizations, orders, and approvals, if any, shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(iv)              Such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement

4.       Representation and Warranties of the Seller. The Seller represents and warrants that:

(a) Authority. The Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

(b) Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it, and to carry on the Company as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction the Company operates in.

(c) Capitalization; Voting Rights; Title.

(i) Immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Shares and on the Closing Date and has the sole right to vote such Shares, and the Seller shall transfer to the Purchaser the Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character.

(ii) The outstanding Shares were duly authorized and issued, have been fully paid for, are non-assessable and were issued in accordance with all applicable securities laws or pursuant to valid exemptions or qualifications therefrom. As of the Closing, the Company is authorized to issue 255,000,000 shares, consisting of (i) 250,000,000 shares of common stock, $0.001 par value per share (”Common Stock”), and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock’). As of the Closing, the Company shall have 1,011,254 shares of common stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

(iii) There are no outstanding options, warrants, rights, convertible notes, or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any options, warrants, convertible notes, or other equity securities. The Company is not a party or subject to any Contract, and there is no Contract between any Persons which affects or relates to the voting or giving of written consents with respect to any outstanding shares of Common Stock or Preferred Stock. The Company and Seller represents and warrants that he/she/it has the full power and authority to enter into and perform its obligations under this Agreement. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its shares of capital stock or to pay any dividend or make any other distribution in respect thereof.

(d) Affiliate Status. the Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act").

(e) Restricted Shares; Restriction on Transferability. The Seller hereby represents and warrants to the Buyer that the Shares are “restricted securities” within the meaning of Rule 144 of the Securities Act. The Buyer understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act. The Buyer is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

The Company and/or Seller have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, the Buyer may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

(f) Duly Endorsed. Seller hereby represents and warrants to the Buyer that the certificates representing the Shares, or electronically held Shares and corresponding documentation, will be duly endorsed upon their transfer to the Buyer.

(g)        Non-Contravention; Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller or Company; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Company, or the Shares; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Body is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the transactions contemplated by this Agreement

(h) Subsidiaries and Affiliated Entities. There are no subsidiaries or Affiliated Entities of the Company.

(i) Litigation. There have not been within the last two (2) calendar years and there are currently no actions, suits, claims, investigations or other legal proceedings pending or threatened against or by Sellers relating to or affecting the Company or the Shares. To Seller’s knowledge, there are also no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or the Shares which would have a Material Adverse Effect.

(j) Contracts. There are no contracts except as disclosed in Company’s filings with Securities Exchange Commission.

(k) Tax Returns. the Company has filed (taking into account any valid extensions) all Tax Returns with respect to the Company required to be filed and has paid all Taxes shown thereon as owing. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. No issue relating to Taxes has been raised by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).

(l) Full Disclosure. No representation or warranty by Seller in this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. Without limiting the generality of the foregoing, the Sellers acknowledge and agree that any liability of the Company prior to the Closing Date that has not been disclosed to the Buyer shall be the sole and absolute responsibility of the Seller.

5.       Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a)                The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which Buyer is a party or by which Buyer may be bound or affected.

(b)                The Buyer understands that the Company’s shares of Common Stock have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency;(c)

(c)                The Buyer is not an underwriter and would be acquiring the Company’s shares of Common Stock solely for investment purpose for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

(d)                Buyer acknowledges that he has read this agreement, understands the contents hereof, and warrants the truth of each of the representations contained herein;

(e)                The Buyer understands the speculative nature and risks of investments associated with the Company, and confirms that the shares of Common Stock would be suitable and consistent with his or her investment program; and, that his or her financial position enable him or her to bear the risks of this investment;

(f)                 The Shares subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts;

(g)                The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Common Stock of the Company or to cause or permit such shares of Common Stock to be transferred in the absence of any such registration or exemption;

(h)                The Buyer has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company.

(i)                 The Purchaser has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares of Common Stock in the foreseeable future (that is at the time of the investment, Purchaser can afford to hold the investment for an indefinite period of time);

(j)                 The Purchaser has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment. Further, Purchaser represents and warrants that he is able to evaluate and interpret the information furnished to him by the Company and is capable of reading and interpreting financial statements. (k)The Purchaser warrants and represents that he is a "sophisticated investor" as that term is defined in United States court decisions and the rules, regulations and decisions of the United States Securities and Exchange Commission.

(k) The Purchaser warrants and represents that he is an "accredited investor" as that term is defined in Section 2(15)(i) or (ii) of the Securities Act of 1933.

6.       Covenants.

(a) Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Sellers shall (a) conduct the business of the Company in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact its current Company organization and operations.

(b) Public Announcements. From and after the date of this Agreement, neither the Seller nor the Buyer shall, and shall not permit any of their respective representatives to, issue any press release or make any public statement regarding this Agreement or the transactions or documents contemplated by this Agreement, without the prior written consent of the Parties or as may be required by Law.

(c) Books and Records. Seller shall transfer and deliver all of the Company’s books and records to Buyer on the Closing Date. For a period of one (1) year after the Closing Date, the Buyer shall make available to the Sellers, from time to time as the Sellers may reasonably request, and at Sellers’ sole cost and expense, during normal business hours and in a manner that would not materially interfere with the operations of the Company, copies of such of the records of the Company and its Affiliates that exist as of the Closing Date.

(d) Debts and Liabilities. As of the Closing Date there are no debts except those as stated in the Company’s 10-Q for the period ended March 31, 2020 and there are no secured debts filed against Company. Seller shall be solely responsible for and pay all debts, obligations, and liabilities of the Company that exist prior to the Closing Date, including, but not limited to all long terms debts of the Company, accounts payable, interest payable, and loans from the Company’s shareholders, unless expressly agreed to. The Buyer has agreed to assume all of the Company’s current accounts payable as of the Closing Date, as set forth in Schedule 1, and shall be responsible for debts incurred from and after the Closing Date.

(e) Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7. Indemnification.

(a)       General Survival. The representations and warranties made by the Parties in this Agreement shall survive the Closing and shall expire on the twelve (12) month anniversary of the Closing Date (the “Termination Date”);.

(b)       Seller Indemnification. From and after the Closing, Seller shall indemnify the Buyer from and against any Damages which are incurred by the Buyer as a result of any inaccuracy in or breach of any representation or warranty made by the Sellers in this Agreement as of the Closing Date; and Seller shall indemnify the Buyer from and against any Damages which are incurred by the Buyer as a result of any breach of any covenant or obligation by such Seller in this Agreement.

8.       Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

9.       Fees and Costs. The Seller and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

10.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

11.       Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Nevada.

12.       Survival of Representations and Warranties. All representations and warranties made by the Seller and the Buyer shall survive the Closing.

13.       Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Clark County, Nevada. The parties hereby consent to personal jurisdiction and venue in Clark County, Nevada.

14.       Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

15.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.       Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

17.       Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

18. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by registered, certified or first class mail, the third Business Day after being sent; and (d) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto in accordance with this Section):

If to Buyer:	Attn Edward Somuah MP 2797 Accra Greater Accra, Ghana E-mail: Ugreencompanyltd@gmail.com
with a copy to:	Horwitz + Armstrong, A Professional Law Corporation 14 Orchard, Suite 200 Lake Forest, CA 92630 Tel: (949) 540-6540 E-mail: jlockett@horwitzarmstrong.com
If to Seller:	Custodian Ventures LLC Attn David Lazar 3445 Lawrence Ave Oceanside, New York
646-768-8417 david@activistinvestingllc.com

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Seller: Custodian Ventures, LLC

__________________________________________

David Lazar, Manager

Company: Inspired Builders, Inc.

___________________________________________

By: David Lazar, CEO and Director

Buyer: U Green Enterprise

_________________________________________

Edward Somuah - President

SCHEDULE 1

Assumed Accounts Payable

Total: $ 3,587.00

CONFIDENTIAL

EXHIBIT A

Consulting Agreement

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of April 30, 2020, (the “Effective Date”) by and between Custodian Ventures LLC, a Wyoming limited liability company (hereinafter be referred to as “Consultant”), and INSPIRED BUILDERS INC., a Nevada corporation (the “Company”). Consultant and Company are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Consultant has extensive experience in providing certain public company consulting services and transitionary services to new incoming management (the “Services”), and is willing and able to provide such Services to the Company; and

WHEREAS, the Company desires to have Consultant furnish such Services to the Company on the terms and conditions hereinafter set forth.

WHEREAS, the Parties mutually agree that this Agreement supersedes and replaces any prior agreements, whether written or verbal, entered into by and between the Consultant and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the sufficiency of which are hereby acknowledged, Consultant and Company agree as follows:

Section 1

Services

Section 1.1 Scope of Services. Consultant agrees to provide the Services to the Company and is free to enter into this Agreement. Consultant represents that the Services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which Consultant is bound. The Company acknowledges that the Consultant is in the business of providing Services of the type contemplated by this Agreement. Consultant shall:

a.	Use best efforts to assist with the interests of the Company;

b.	Perform duties that are commensurate and consistent with Consultant’s expertise;

c.	Perform all such other duties as may be assigned from time to time by the Company, which relate to the business of the Company and are reasonably consistent with Consultant’s position and expertise.

Section 1.2 Independent Contractor Relationship Between the Parties. The Company and Consultant agree and acknowledge that neither is an agent for the other and this Agreement does not create any relationship of Partnership, Joint Venture, or Tenancy in Common. Consultant is an independent contractor in the performance of services under this Agreement and shall not be considered to be or permitted to be an agent, employee, personnel, joint ventured or partner of the Company for any purpose. All persons hired by or on behalf of the Consultant, are and shall be considered the employees or agents of Consultant. Consultant assumes sole and full responsibility for their acts. Consultant shall at all times during the term of this Agreement maintain such supervision. In consideration of the independent contractor relationship, the Parties warrant as follows:

a.	The Consultant is not required to perform work exclusively for the Company;
b.	The Company shall not provide the Consultant with any business registrations or licenses required to perform the Services contemplated by this Agreement.
c.	The Company shall not pay the Consultant a salary or hourly rate, the Consulting Fee shall be for a fixed amount.
d.	The Company shall not terminate the Consultant before the expiration of the Term, unless the Consultant breaches this Agreement or violates the laws of the State of California.
e.	The Company shall not provide tools to the Consultant.
f.	The Company shall not dictate the time of performance to the Consultant.
g.	The Company shall pay the Consultant in the name appearing above.
h.	The Company shall not combine business operations with the Consultant and shall maintain these operations separately.
i.	Consultant expressly acknowledges and agrees that (i) Consultant will not be entitled to or eligible for benefits or programs offered by Company to its employees, (ii) Company will not withhold or pay any kind of employment and/or payroll taxes on behalf of Consultant, and (iii) Consultant is solely responsible for the payment of Consultant's own taxes. Consultant represents and covenants that it shall pay all federal, state and/or local income or any other taxes payable by Consultant by reason of the consideration given to Consultant by Company in accordance with this Agreement.

Consultant agrees to indemnify Company and defend, protect, save and keep Company harmless from and against any and all losses, actions, liabilities, claims, damages, assessments, costs and/or expenses relating to and/or arising from or in connection with the breach of the foregoing representations and covenants, including any and all legal, accounting, and other professional fees.

Section 2

COMPENSATION and Other Consideration

Section 2.1 Consulting Fee. As full consideration for the performance of the Services described above, the Company shall pay Consultant a cash fee of $25,000 on the twentieth (20th) day following the Effective Date (the “Consulting Fee”).

Section 2.2 Consultant’s Expenses. Consultant shall be solely responsible for all expenses incurred by Consultant in connection with this Agreement (the “Expenses”).

Section 3

TERM

Section 3.1 Term and Expiration. This Agreement has a term of 60 days (the “Term”). This Agreement may be cancelled by the Company at any time, with or without cause, by sending a notice of cancellation to the Consultant at least 1 days prior to the effective date of cancellation (the “Cancellation Date”). The Agreement will terminate automatically at expiration of the Term.

Section 4

CONFIDENTIALITY, PROPriETarY RIGHTS, NON-CIRCUMVENTION AND NON-DISPARAGEMENT

Section 4.1 Confidential Information. As used in this Agreement, “Confidential Information” shall mean and include all information provided by Company to Consultant, including but not limited to business and financial models, inventions, discoveries, improvements, developments, processes, drawings, computer software or other intellectual property and other work which may be protectable by copyright, patent or trade secrecy law. All Confidential Information disclosed by Company to Consultant shall be maintained by the Consultant, its employees and agents, with the same degree of care as the Consultant safeguards from disclosure its own confidential or proprietary information, but in any event at least reasonable care.

Section 4.2 Return of Confidential Information. Upon Company’s request, and in any event upon cancellation of this Agreement, Consultant shall return the original and any copies of the Confidential Information which it, or any of its employees or agents, is holding under its possession or control in tangible form, written or otherwise, to Company or shall certify in writing to Company that such Confidential Information has been destroyed and/or purged from its own system and files.

Section 4.3 Non-Disclosure. Except as may be required by law, the Consultant shall not disclose any Confidential Information to persons not involved in the operation of the Company without the express written consent of the Company.

Section 5

MISCELLANEOUS

Section 5.1 Authority to Be Bound. The Parties to this Agreement represent they have the authority to enter into this Agreement. The promises made herein shall be binding upon all undersigned Parties, and are the joint and several obligations of each of the undersigned. Each party will take responsible steps to insure that their associates, affiliates, employees, agents, representatives and officers abide by the provisions of this Agreement. The Parties hereto, and each of them, further represent and declare that they have carefully read this Agreement and know the contents thereof and sign the same freely and voluntarily, and each of the Parties hereto have been given the opportunity to confer with counsel.

Section 5.2 Delegation. Consultant shall not, without Company’s prior consent (which consent Company may withhold in its sole discretion) subcontract or delegate, or enter into, amend or modify any subcontract for the delegation or performance of, any part of its obligations under this Agreement. Without limitation on the foregoing, and notwithstanding any Company consent thereto, Consultant shall remain fully responsible to Company for the performance of any services rendered by any subcontractor personnel, as if such subcontractor or subcontractor personnel were Consultant or Consultant personnel hereunder.

Section 5.3 Removed and Reserved.

Section 5.4 Waiver. No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

Section 5.5 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

Section 5.6 Mediation; Governing Law; Venue. In the event of any dispute between the Company and Consultant, including any Third Party, arising under or pursuant to the terms of this Agreement, or any matter relating to the subject matter of the Agreement, such dispute shall be settled only by mediation in Nevada. The Parties agree that Clark County Nevada is the appropriate venue for all disputes. This Agreement shall be construed and governed under the laws of the State of Nevada, without regard to its conflicts of law or choice of law provisions.

Section 5.7 Entire Agreement; Amendment. This Agreement constitutes the entire Agreement among the Parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties. This Agreement may not be modified or amended except by express written amendment signed by authorized representatives of all Parties.

Section 5.8 Successors & Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives and successors and assigns.

Section 5.9 Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.10 Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

Section 5.11 Facsimile Certification. A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

Section 5.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

Section 5.13 Notices: Any notice, request, demand, instruction or other document to be given hereunder to any party shall be in writing and shall either be delivered personally or by U.S. Mail, or by electronic means, to the persons and entities listed at the addresses set forth below. Notice shall be deemed given when: (i) personally served; or (ii) three (3) business days following deposit with the United States Postal Service; or (iii) one (1) business day following transmission by facsimile or electronic mail if such facsimile transmission or electronic mail service provides a mechanism for recording the date and time of transmission in the ordinary course.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have executed this Consulting Agreement, which shall be binding as of the Effective Date.

INSPIRED BUILDERS INC. (“COMPANY”) _________________________________ By: David Lazar Title: Chief Executive Officer	CONSULTANT Custodian Ventures LLC. _________________________________ By: David Lazar, CEO of Custodian Ventures LLC.
Consultant Address for Notice: _________________________________ _________________________________ Consultant SSN or Tax ID: _________________________________

EXHBIT B

Form of Note

PROMISSORY NOTE

TO: CUSTODIAN VENTURES LLC April 30, 2020

(the "Lender")

WHEREAS INSPIRED BUILDERS, INC. (the "Borrower") acknowledges itself indebted and promises to pay to, or to the order of the Lender the principal amount of $67,360 United States Dollars ("Principal Amount") on the terms and conditions set out in this Promissory Note.

NOW THEREFORE, FOR VALUE RECEIVED, the Borrower hereby promises to pay to the Lender, at the above address, the Principal Amount outstanding from time to time, on the terms and conditions set out below:

1.	PRINCIPAL REPAYMENT: Subject to the terms of this Promissory Note, the Principal Amount shall be repaid by the Borrower in full on or before April 30, 2020 (the "Maturity Date").
2.	INTEREST: If not paid by the Maturity Date, this Note shall accrue interest at the rate of ten percent (10.0%) per annum
3.	PREPAYMENT OF LOAN: The Borrower may prepay the Principal Amount, in whole or in part at any time.
4.	DEFAULT AND PENALTIES: The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment of the Principal Amount or interest in accordance with the terms hereof; or

(b) if the Borrower shall make a general assignment for the benefit of its creditors or a notice of intention to make a petition, proposal, or filing under applicable bankruptcy and insolvency legislation, or shall become insolvent, or shall be declared or adjudged bankrupt, or a receiving order shall be made against the Borrower unless same is being contested in good faith and is dismissed, stayed or withdrawn within ninety (90) days thereof, or if a liquidator, trustee in bankruptcy, receiver, receiver and manager or any other officer with similar powers shall be appointed to the Borrower or of all of its property or any material part thereof unless same is being contested in good faith and is dismissed, stayed or withdrawn within ninety (90) days thereof, or if the Borrower shall propose a compromise, arrangement, or reorganization under applicable legislation providing for the reorganization or winding-up of corporations or business entities or providing for an agreement, composition, extension or adjustment with its creditors; or the Borrower shall admit in writing its inability to pay its debts generally as they become due or shall take corporate action in furtherance of any of the aforesaid purposes.

Upon the occurrence of an Event of Default, the Principal Amount, plus all accrued and unpaid interest, shall be immediately due and payable in full. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by this Promissory Note the Lender shall immediately be entitled to exercise any and all rights and remedies possessed by the Lender pursuant to the terms of this Promissory Note.

5.	LOCATION AND METHOD OF PAYMENT. Except as stated below, all payments to be made by the Borrower to the Lender pursuant to this Promissory Note shall be made as the Lender may determine, on or before 4:00 p.m. (Nevada time) on the date such payments are due.
6.	GOVERNING LAW AND JURISDICTION: This Promissory Note has been executed, delivered and accepted in the State of Nevada and shall be construed in accordance with and governed by the laws of the State of Nevada.
7.	EXPENSES: All cost, expenses and expenditures relating to this Promissory Note including, and without limitation, the reasonable legal costs incurred by the Lender in enforcing this Promissory Note as a result of any default by the Borrower will be added to the Principal then outstanding and will immediately be paid by the Borrower.
8.	NOTICE: Any notice or written communication given pursuant to or in connection with this Promissory Note shall be in writing and shall be given by delivering the same personally or by prepaid courier, prepaid registered mail, or facsimile, addressed to the party to be notified at the address of such party set out herein or at such other address of which such party has given notice to the other party hereto. Any such notice shall be conclusively deemed to have been given and received on the day of actual receipt by the addressee or, if given by prepaid registered or certified mail, on the fifth day following the mailing date (absent a general disruption in postal service).
9.	SUCCESSORS AND ASSIGNS: This Promissory Note shall be binding upon the Borrower and their heirs, executors, administrators and other legal representatives and shall enure to the benefit of the Lender and his heirs, executors, administrators, successors and assigns. Any references herein to the Lender or the Borrower shall include their respective successors and assigns as if specifically named. This Promissory Note may be assigned by the Lender and, if so assigned, the Lender shall provide the Borrower with written notice of such assignment. Present for payment, demand, protest, notice of protest, notice of dishonour and statutory days of grace respecting this Promissory Note or hereby waived.
10.	WAIVER BY THE BORROWER: The Borrower expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonour, notice of intent to accelerate the maturity hereof and notice of the acceleration of the maturity hereof.

Lender
CUSTODIAN VENTURS LLC.

David Lazar, CEO

Borrower
INSPIRED BUILDERS, INC.

David Lazar, Manager

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